Exhibit 10.26

NEW PAGE GROUP INC.

ROLLOVER EQUITY INCENTIVE PLAN

(formerly The 2005 Paper Series Of Maple Timber Acquisition LLC

Equity Incentive Plan)

RECITALS:

WHEREAS, Maple Timber Acquisition LLC (“Maple Timber”) adopted the 2005 Paper Series of Maple Timber Acquisition LLC Equity Incentive Plan (the “MTA Plan”) to motivate and retain certain individuals who were responsible for the attainment of the primary long-term performance goals of the Paper Series of Maple Timber Acquisition LLC;

WHEREAS, Stora Enso Oyj, Stora Enso North America, Inc. (“SENA”), and NewPage Holding Corporation entered into a stock purchase agreement, dated as of September 20, 2007 (as amended the “Stock Purchase Agreement”) pursuant to which NewPage Holding will acquire all the outstanding shares of SENA (the “Acquisition”);

WHEREAS, prior to the Closing Date, the Company was formed and, immediately prior to the Closing Date, Maple Timber will distribute the Shares of the Company to the members of the Paper Series of Maple Timber (the “Distribution”);

WHEREAS, in connection with the Acquisition and the Distribution, the Company has assumed the MTA Plan and amended such MTA Plan to reflect the Acquisition and Distribution, including renaming the MTA Plan, the NewPage Group Inc. Rollover Equity Incentive Plan, as set forth herein.

1. Definitions. When used herein, the following terms shall have the following meanings.

“Administrator” means the Board, or a committee of the Board, duly appointed to administer the Plan.

“Affiliate” means, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person.

“Award” means a grant under this Plan of an Option.

“Award Agreement” means an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award.

“Board” means the board of directors of the Company.

“Cause” means (i) commission of a felony by the Participant, (ii) acts of dishonesty by the Participant resulting or intending to result in personal gain or enrichment at the expense of NewPage or its Subsidiaries or Affiliates, (iii) the Participant’s material breach of any policy of NewPage, NewPage Holding or the Company, (iv) the Participant’s failure to follow the lawful written directions of the Participant’s supervisor, the Chief Executive Officer and

President of NewPage or NewPage Holding or the Board, (v) conduct by the Participant in connection with his duties that is fraudulent, willful and materially injurious to the Company or its Subsidiaries or Affiliates or (vi) conduct by the Participant in connection with his duties that is unlawful and materially injurious to NewPage or its Subsidiaries or Affiliates; provided, that, the Participant shall have ten (10) business days following NewPage’s written notice of its intention to terminate the Participant’s employment to cure such Cause, if curable, as determined by the Board, in its sole discretion. With respect to a consultant or a non-employee director, “Cause” shall be defined in the Participant’s Award Agreement.

“Change of Control” means (i) any Person who is not an Affiliate of Cerberus capital Management L.P. becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the then issued and outstanding Shares (ii) the sale, transfer or other disposition of all or substantially all of the business and assets of the Company’s paper business, whether by sale of assets, merger or otherwise (determined on a consolidated basis) to another Person other than a transaction in which the survivor or transferee is a Person controlled, directly or indirectly, by an Affiliate of Cerberus Capital Management L.P.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Company” means NewPage Group Inc., a Delaware corporation.

“Disability” means the determination by the Company in accordance with applicable law, based on information provided by a physician selected by the Company or its insurers that, as a result of a physical or mental injury or illness, the Participant has been unable to perform the essential functions of his job with or without reasonable accommodation for a period of (i) 90 consecutive days or (ii) 180 days in any one year period.

“Effective Date” means the date set forth in Section 21 hereof.

“Fair Market Value” means as to a Share, the fair market value of a Share as calculated within six (6) months prior to the date of repurchase of a Share; provided, that if the Board determines in good faith that events or conditions have affected materially the Fair Market Value following such determination, Fair Market Value shall be re-calculated at any time during such six (6) month period, and such calculation shall supersede the prior calculation and thereafter be applicable; provided, further that each such calculation shall be performed by a nationally recognized investment bank or valuation firm as shall be selected by the Board.

“Grant Date” means the date on which an Option under the Plan is granted to a Participant.

“NewPage” means NewPage Corporation, a Delaware corporation.

“NewPage Holding” means NewPage Holding Corporation, a Delaware corporation.

“Option” means a right granted under the Plan to a Participant to purchase a stated number of Shares.

“Option Period” means the period within which an Option may be exercised pursuant to the Plan.

“Participant” means an employee of NewPage Holding or one or more of its Subsidiaries or Affiliates who is selected to participate in the Plan in accordance with Section 4 hereof.

“Person” means any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of interests in any Shares of the Company or shares of NewPage Holding, such partnership, limited partnership, syndicate or group shall be deemed a “Person.”

“Plan” means this NewPage Group Inc. Rollover Equity Incentive Plan (formally the 2005 Paper Series of Maple Timber Acquisition LLC Equity Incentive Plan).

“Plan Year” means the fiscal year of the Company.

“Public Offering” means an initial public offering of registered securities of the Shares, NewPage Holding or New Page under the Securities Act of 1933, as amended.

“Shares” means shares of common stock of the Company, per value $0.01 per share.

“Subsidiary” means as to any Person, any other Person of which more than fifty percent (50%) of the shares of the voting stock or other voting interests are owned or controlled, or the ability to select or elect more than fifty percent (50%) of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

2. Administration. The Plan shall be administered by the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority to:

(a) select the Participants;

(b) determine the number of Shares covered by any Award granted to a Participant; provided, however, that no Award shall be granted after the expiration of the period of ten (10) years from the Effective Date; and

(c) establish from time to time regulations for the administration of the Plan, interpret the Plan, delegate in writing administrative matters to committees of the Board or to other persons, and make such other determinations and take such other action as it deems necessary or advisable for the administration of the Plan.

All decisions, actions and interpretations of the Administrator shall be final, conclusive and binding upon all parties.

3. Participation. Participants in the Plan shall be limited to those employees, directors or consultants of NewPage Holding or one or more of its Subsidiaries or Affiliates who have been notified in writing by the Administrator that they have been selected to participate in the Plan.

4. Shares Subject to the Plan.

(a) Awards may be granted by the Administrator to Participants from time to time. The Shares issued with respect to Awards granted under the Plan shall be set aside by the Board. If any Award granted under the Plan shall be canceled or shall expire without the Shares covered by such Award being purchased by the applicable Award holder thereunder, new Awards may thereafter be granted covering such Shares.

(b) The maximum number of Shares available to be granted under the Plan is 232,314 and such Shares shall be reserved for Awards granted under the Plan, subject to adjustment set forth in Section 4(c) hereof.

(c) In the event of any change in the Shares by reason of any dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of Shares, or of any similar change affecting the Shares, the number and kind of Shares subject to Award in outstanding Award Agreements and the option price per Share thereof, may be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants in the Plan. Without limiting the generality of the foregoing, if the Shares are recapitalized into multiple classes of common stock or other securities, the kind of Shares subject to Award shall be those securities of the Company having characteristics similar to the Shares prior to recapitalization, rather than any class of special, super-voting or other control securities of the Company.

5. Terms and Conditions of Options. Each Option granted under the Plan shall be evidenced by an Award Agreement, in a form approved by the Administrator, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Administrator may deem appropriate, including, but not limited to, designating various classes of options:

(a) Option Period. Each Option agreement shall specify that the Option thereunder is granted for a period of ten (10) years, or such shorter period as the Administrator may determine, from the date of grant and shall provide that the Option shall expire on such ten (10) year anniversary, or shorter period, as the case may be (unless earlier exercised or terminated pursuant to its terms).

(b) Option Price. The Option exercise price per Share shall be the Fair Market Value of a Share on the Grant Date unless otherwise set forth in an Award Agreement.

(c) Vesting. Unless otherwise set forth in an Award Agreement, each Option shall vest only upon (i) a Change of Control or (ii) six (6) months following a Public Offering resulting in proceeds to NewPage Holding or its stockholders of at least $50 million; provided that, in each case, the Participant is employed by NewPage Holding or one or more of its Subsidiaries or Affiliates on the date a Change of Control is consummated or the date that is six (6) months after such Public Offering.

(d) Payment of Option Price Upon Exercise. The option exercise price of the Shares as to which an Option shall be exercised shall be paid to the Company at the time of exercise in cash, by certified check or by such other method permitted by the Administrator, in is sole discretion, as may be allowed under applicable law.

(e) Termination of Employment or Relationship. Unless otherwise determined by the Administrator, in its sole discretion or as otherwise set forth in an Award Agreement:

(i) In the event of a Participant’s termination of employment or relationship for Cause with NewPage Holding or its Subsidiaries or Affiliates, the entire unexercised portion of the Option granted to a Participant will terminate as of the date immediately prior to such termination of employment or relationship.

(ii) In the event of a Participant’s termination of employment or relationship by NewPage Holding or its Subsidiaries or Affiliates other than (x) for Cause (other than on account of death or Disability) or (y) as a result of a voluntary resignation by the Participant, (i) any unvested portion of the Participant’s Option shall terminate and (ii) any portion of the Participant’s Option that was vested and exercisable on the date of his or her termination of employment or relationship shall remain exercisable for a period of three (3) months after the date of termination, and any portion of such Option not exercised within such three (3) month period shall be forfeited; provided, that in no event may such Option be exercised after the expiration of the Option Period.

(iii) In the event a Participant’s employment or relationship with NewPage Holding or its Subsidiaries or Affiliates shall terminate on account of death or Disability, (i) any unvested portion of the Participant’s Option shall terminate and (ii) the Participant (or his or her personal representative) may exercise any vested and exercisable portion of the Option for a period of one (1) year from the date of such death or Disability and any portion of such Option not exercised within such one (1) year period shall be forfeited; provided, however, that in no event may such Option be exercised after the expiration of the Option Period.

(f) Transferability of Options. No Option granted under the Plan and no right arising under such Option shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Participant an Option shall be exercisable only by such Participant. Any Option exercisable at the date of the Participant’s death and transferred by will or by the laws of descent and distribution shall be exercisable in accordance with the terms of such Option by the executor or administrator, as the case may be, of the Participant’s estate (each a “Designated Beneficiary”) for a period provided in Section 7(e)(iii) above or such longer period as the Administrator may determine, and shall then terminate.

(g) Investment Representation. Each Award Agreement may contain an undertaking that, upon demand by the Administrator for such a representation, the Participant or his Designated Beneficiary, as the case may be, shall deliver to the Administrator at the time of any exercise of an Option a written representation that the Shares to be acquired upon such exercise are to be acquired for such Participant’s or Designated Beneficiary’s own account and not with a view to, or for resale in connection with, any distribution. Upon such demand, delivery of such representation prior to the delivery of any Shares issued upon exercise of an Option shall be a condition precedent to the right of the Participant or his Designated Beneficiary to purchase any Shares.

(h) Optionholders to Have No Rights as Shareholders. No optionholder shall have any rights as a shareholder with respect to any Shares subject to such optionholder’s Option prior to the date on which such optionholder is recorded as the holder of such Shares on the records of the Company.

(i) Other Option Provisions. The form of Award Agreement applicable to Options authorized by the Plan may contain such other provisions, consistent with this Plan, as the Administrator may, from time to time, determine.

6. Plan and Awards Not to Confer Rights with Respect to Continuance of Employment or Relationship. Neither the Plan nor any action taken thereunder shall be construed as giving any Participant any right to continue such Participant’s employment or relationship with NewPage Holding or any of its Subsidiaries or Affiliates, nor shall it give any employee the right to be retained in the employ of NewPage, or interfere in any way with the right of NewPage or any of its Subsidiaries or Affiliates to terminate any Participant’s employment or relationship at any time with or without Cause.

7. No Claim or Right Under the Plan. No employee of NewPage Holding or any of its Subsidiaries or Affiliates shall at any time have the right to be selected as a Participant in the Plan nor, having been selected as a Participant and granted an Award, to be granted any additional Award.

8. Listing and Qualification of Shares. The Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell and deliver Shares under such Awards, shall be subject to all applicable Federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Shares upon any exercise of an Award until completion of any qualification of such shares under any state or Federal law, rule or regulation as the Company may consider appropriate, and may require any Award holder to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations. Certificates representing Shares acquired by the exercise of an Award, if the Shares are certificated, may bear such legend as the Company may consider appropriate under the circumstances.

9. Taxes. The Company may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to Awards under the Plan including, but not limited to (a) reducing the number of Shares otherwise deliverable, based upon their Fair Market Value on the date of exercise, to permit deduction of the amount of any such withholding taxes from the amount otherwise payable under the Plan, (b) deducting the amount of any such withholding taxes from any other amount then or thereafter payable to a Participant, or (c) requiring a Participant, beneficiary or legal representative to pay to the Company the amount required to be withheld or to execute such documents as the Company deems necessary or desirable to enable it to satisfy its withholding obligations as a condition of releasing the Shares.

10. No Liability of Administrator. No member of the Administrator shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Administrator or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless such act arises out of the member’s own fraud or willful misconduct.

11. Amendment or Termination. The Administrator may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time and for any reason; provided, however, that no amendment or other action that requires approval of the holders of voting interests of the Company in order for the Plan to continue to comply with applicable law, rule or regulation shall be effective unless such amendment or other action shall be approved by the requisite vote of such holders entitled to vote thereon. The Plan and all compensation derived therefrom are intended not to constitute compensation deferred under a nonqualified deferred compensation plan as contemplated in Section 409A of the Code. Accordingly, notwithstanding any other provision of the Plan, the provisions of the Plan will be interpreted consistent with the preceding sentence, and the Administrator may modify the Plan to the extent it deems advisable to prevent the application of Section 409A of the Code.

12. Compliance with Section 162(m) of the Code. At all times when Section 162(m) of the Code is applicable, all Awards granted under the Plan shall comply with the requirements of Section 162(m) of the Code. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Award or Awards available under the Plan, the Administrator may, subject to Section 16, make any adjustments it deems appropriate.

13. Captions. The captions preceding the sections of the Plan have been inserted solely as a matter of convenience and shall not in any manner define or limit the scope or intent of any provision of the Plan.

14. Governing Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without reference to conflict of laws principles.

15. Severability. In the event that any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16. Effective Date. The Plan shall become effective as of May 2, 2005.